As filed with the Securities and Exchange Commission on August 11, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMUNON, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1256615
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

997 Lenox Drive, Suite 100 Lawrenceville, NJ	08648
(Address of principal executive offices)	(Zip Code)

IMUNON, INC. 2018 Stock Incentive Plan

(Full title of the plan)

Jeffrey W. Church

Executive Vice President, Chief Financial Officer and Corporate Secretary

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

(609) 896-9100

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE

The shareholders of Imunon, Inc. (the “Registrant”) approved an amendment to the Imunon, Inc. 2018 Stock Incentive Plan, as amended as of June 14, 2023 (the “Amended Plan”) on June 14, 2023 to increase the number of shares of the Company’s common stock, par value $0.01 (the “Common Stock”) that are available for issuance thereunder by 1,030,000 shares. This Registration Statement on Form S-8 is being filed by the Registrant for the purpose of registering an additional 1,030,000 shares of Common Stock, in accordance with the Amended Plan. Pursuant to Instruction E of Form S-8, the contents of the (i) the Form S-8 Registration Statement (File No. 333-266882) filed with the Securities and Exchange Commission (the “Commission”) on August 15, 2022, (ii) the Form S-8 Registration Statement (File No. 333-240275) filed with the Commission on July 31, 2020, (iii) the Form S-8 Registration Statement (File No. 333-233344) filed with the Commission on August 16, 2019, and (iv) the Form S-8 Registration Statement (File No. 333-225045) filed with the Commission on May 18, 2018 are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

1)	The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 30, 2023;
2)	The Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the Commission on May 11, 2023;
3)	The Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed with the Commission on August 10, 2023;
4)	The Registrant’s current reports on Form 8-K and related amendments, filed with the Commission on January 3, 2023, February 10, 2023, March 24, 2023, June 14, 2023 and June 15, 2023;
5)	The portions of the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on April 28, 2023 that are deemed “filed” with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
6)	Description of Securities of the Registrant, incorporated herein by reference to Exhibit 4.5 to the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2019.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, dated March 22, 2023, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Registrant, filed with the Commission on March 24, 2023.

4.2	Amended and Restated By-laws, effective on September 19, 2022, incorporated herein by reference to Exhibit 3.3 to the Current Report on Form 8-K of the Registrant, filed with the Commission on September 19, 2022.

4.3	Imunon, Inc. 2018 Stock Incentive Plan, as amended as of June 14, 2023, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Registrant, filed with the Commission on June 15, 2023.

5.1*	Opinion of Baker & McKenzie LLP.

23.1*	Consent of WithumSmith+Brown, PC.

23.2*	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of New Jersey on August 11, 2023.

IMUNON, INC.

By	/s/ Dr. Corinne Le Goff
Corinne Le Goff
President and Chief Executive Officer

POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

Each person whose signature appears below constitutes and appoints Corinne Le Goff as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Corinne Le Goff	President, Chief Executive Officer and Director	August 11, 2023
Corinne Le Goff, Pharm. D., MBA	(Principal Executive Officer)

/s/ Jeffrey W. Church	Executive Vice President, Chief Financial Officer and Corporate Secretary	August 11, 2023
Jeffrey W. Church	(Principal Financial Officer)

/s/ Kimberly Bragg	VP of Finance, Corporate Controller	August 11, 2023
Kimberly Bragg	(Principal of Accounting Officer)

/s/ Michael H. Tardugno	Executive Chairman of the Board of Directors	August 11, 2023
Michael H. Tardugno

/s/ Frederick J. Fritz	Director	August 11, 2023
Frederick J. Fritz

/s/ James E. Dentzer	Director	August 11, 2023
James E. Dentzer

/s/ Donald Braun, Ph.D.	Director	August 11, 2023
Donald Braun, Ph.D.

/s/ Christine A. Pellizzari	Director	August 11, 2023
Christine A. Pellizzari

/s/ Dr. Stacy R. Lindborg	Director	August 11, 2023
Dr. Stacy R. Lindborg